UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2006

SOUTHERN COPPER CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-14066	13-3849074
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2575 East Camelback Road, Phoenix, Arizona 85016

(Address of Principal Executive Offices) (Zip Code)

(602) 977-6595

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

Grupo México, S.A. de C.V. (“GMEXICO”), the indirect parent of Southern Copper Corporation, reported on February 28, 2006 that some members of the National Union of Mine, Metallurgical and Similar Workers of Mexico (the “Union”) went on strike at the zinc refinery located in San Luis Potosí, and at the San Martín zinc mine in Zacatecas, both owned by its subsidiary Industrial Minera México, S.A. de C.V. At the same time, other members of said Union carried out an illegal work stoppage at its subsidiary companies Mexicana de Cobre, S.A. de C.V. and Mexicana de Cananea, S.A. de C.V. mining complexes. At Mexicana de Cobre’s metallurgical complex, operations are running normally.

GMEXICO is fully confident that federal authorities will act strictly in accordance with the law to resolve these conflicts.

Southern Copper Corporation

	By:	/s/ Armando Ortega Gómez
Armando Ortega Gómez
	Its:	Vice President, Legal, General Counsel and Secretary

Date: March 2, 2006